Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp 1. OBJECTIVES 1.1 This Policy aims to establish guidelines to be observed for (i) the disclosure and preservation of confidentiality regarding Material Acts and Facts, and (ii) the trading of Securities issued by the Company, in order to ensure compliance with current legislation and regulations, and to prevent the misuse of privileged information and the practice of insider trading. 1.2 All expressions starting with a capital letter shall be considered defined terms for the purposes of this Policy, applying to both their singular and plural forms, and their definitions are set forth in Exhibit I of this Policy. 2. GUIDELINES 2.1. The following persons (“Persons Subject to the Policy”) are required to observe the rules and guidelines established herein: a) direct or indirect controlling shareholders; b) members of the Statutory Bodies; c) Employees and any other individuals with access to and/or knowledge of a Material Act or Fact not yet disclosed to the market; d) Subsidiaries and/or Affiliates of Sabesp; e) Suppliers and Service Providers; and f) the Company, when it holds Securities of its own issuance. 2.2. The persons mentioned in items 2.1 (a) to (c) must sign the Joinder Agreement, which shall be filed at the Company’s headquarters while the person maintains a relationship with Sabesp and for at least five (5) years after the termination of their contractual link. 2.3. The Company, in a discretionary act of Policy management, may request that other persons not expressly referred to in item 2.1 above, who may have knowledge of a Material Act or Fact not yet disclosed to the market, sign the Joinder Agreement and/or a non-disclosure agreement. Non-compliance with this Policy may result in sanctions by the CVM, without prejudice to the adoption of appropriate legal measures in the civil, criminal, and administrative spheres by Sabesp or other bodies. Duties and Responsibilities 2.4. It is the responsibility of the Chief Financial and Investor Relations Officer to ensure that information regarding Material Acts, Facts, or Market Announcements related to Sabesp's business is disclosed in compliance with applicable legislation, including CVM rules, Stock Exchanges, and the guidelines provided in this Policy, notably: Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp a) send to the CVM, via the electronic system, and, if applicable, to the Stock Exchanges, any Material Act or Fact occurred or related to the Company's business; b) to ensure the wide and immediate dissemination of the disclosed Material Act or Fact, simultaneously in all markets where Sabesp's Securities are admitted for trading; c) ensure that the disclosure of a Material Act or Fact precedes or is made simultaneously with the dissemination of information through any communication medium, including the press, or in meetings with class entities, investors, analysts, or selected audiences, in Brazil or abroad; d) inquire of persons with access to a Material Act or Fact to ascertain if they have knowledge of information that should be disclosed to the market, in the event of atypical oscillation in the price or traded volume of the Securities, or if additional clarifications are requested by the CVM or Market Entities; e) immediately disclose any Material Act or Fact that was, exceptionally, withheld from disclosure because the controlling shareholders, if any, or the Management believed its revelation would jeopardize the Company's legitimate interest, in the event the information escapes control or if an atypical oscillation in the quotation, price, or volume of the Securities occurs; f) provide the necessary information and details should the CVM or Stock Exchanges require clarifications regarding the disclosure of a Material Act or Fact; and g) evaluate the need to request the suspension of trading of the Securities issued by the Company for the time necessary for the adequate dissemination of the Material Act or Fact, should it be imperative that the disclosure of such Material Act or Fact occurs during trading hours. 2.5. It is the duty of the Persons Subject to the Policy to communicate to the Chief Financial and Investor Relations Officer any information they believe characterizes a Material Act or Fact or matter for a Market Announcement, who shall then decide on the need to disclose the matter to the market and on the level of detail of such disclosure, as well as the observance of the following duties: Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp a) if they have personal knowledge of a Material Act or Fact and notice the omission of the Chief Financial and Investor Relations Officer in fulfilling their duty to communicate and disclose, they shall only be exempt from liability if they immediately communicate the Material Act or Fact to the CVM; b) maintain the confidentiality of information regarding a Material Act or Fact to which they have privileged access by virtue of their office or position, until its disclosure to the market, as well as to ensure that subordinates and trusted third parties also do so, being jointly and severally liable in the event of non-compliance, pursuant to article 8 of CVM Resolution 44/2021; and c) Persons Subject to the Policy must promptly respond to requests for clarification formulated by the Chief Financial and Investor Relations Officer regarding the verification of the occurrence of Material Acts and Facts. Guidelines for Disclosure of Relevant Acts or Facts 2.6. Should the Company and/or the Chief Financial and Investor Relations Officer deem it necessary to disclose information that does not have the characteristics of Material Acts and Facts, such disclosure may be made through a Market Announcement, pursuant to the regulation issued by the CVM. 2.7. For the purposes of this Policy, Market Announcements are considered announcements disclosed by Sabesp of other information that is useful to shareholders and the market in general, but which do not characterize a Material Act or Fact, pursuant to CVM Resolution 44/2021. Procedures for communication of Material Acts and Facts 2.8. The disclosure of Material Acts and Facts must be: a) immediate, comprehensive, equitable, and simultaneous in all markets where the Company has Securities trading; b) carried out by means of a written document, with simple, clear, objective, and concise language, and the information must be useful, true, complete, and consistent, not misleading the investor; c) carried out, whenever possible, up to one (1) hour before the opening or, preferably, immediately after the closing of business on the Stock Exchange, and the availability of the document must be first via the CVM/B3 electronic system, and subsequently through the following communication channels: (i) SEC electronic system; (ii) news portal with a page on the world wide web, which provides the information in its entirety in a section available for free access; (iii) Sabesp Investor Relations website Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp (https://ri.sabesp.com.br/); and d) carried out in English, simultaneously with the respective disclosure in Portuguese. 2.9. Any change in the channels used for the disclosure of Material Acts and Facts must be made in the manner provided for in article 3, paragraph 7, of CVM Resolution 44/2021. 2.10. The communication of Material Acts and Facts to the CVM must precede or be made simultaneously with the dissemination of information through any communication medium, including the press, social media, or in meetings with class entities, investors, analysts, or a selected audience, in Brazil or abroad, including through digital platforms. 2.11. When changes occur in the facts or intentions subject to a Material Act or Fact already disclosed, it must be immediately rectified or amended, observing the exceptions provided for in this Policy and applicable law. Exception to Immediate Disclosure 2.12. Exceptionally, a Material Act or Fact may be withheld from disclosure if its revelation jeopardizes the Company's legitimate interest, and always by decision of the Management. 2.13. In this hypothesis, the Chief Financial and Investor Relations Officer or any shareholder may submit a consultation to the CVM, addressed to the Superintendence of Company Relations (SEP), with a request for confidentiality and safekeeping regarding the Material Act or Fact, in the manner provided for in article 7, paragraph 1, I of CVM Resolution 44/2021. 2.14. However, should the Privileged Information related to the Material Act or Fact escape control or if an atypical oscillation occurs in the quotation, price, or volume of the Securities issued by the Company, or those referenced thereto, it must be immediately disclosed, even if the information refers to operations under negotiation (not concluded), initial negotiations, feasibility studies, or mere intention. Mechanism for controlling and restricting access to Material Acts and Facts 2.15. Bound Persons who have knowledge of any Material Act or Fact not yet disclosed undertake to observe the following procedures, without prejudice to the adoption of other measures that may prove appropriate given each factual situation: a) if they are in possession of documents, files, or any records of the material act or fact, they must ensure, through access restriction resources, that they will not be improperly accessed; b) they must discuss or comment on it strictly with the persons directly involved in the matter in question who need to know the information to perform their duties; Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp c) they must not discuss or comment on it with third parties, including family members; d) they must not discuss it in: (i) public places or in the presence of third parties who are unaware of it, or (ii) in conferences, telephone calls, and/or other forms of electronic interaction where it is not possible to be certain of who the persons actually participating are; and e) they must not provide it to the press or reproduce it on social media and other communication channels, and must keep the means in which privileged information is stored and transmitted secure, restricting any unauthorized access. 2.16. In the event of the need to provide privileged information regarding potential Material Acts or Facts in advance to strategic partners, consultants, or other third parties, the relationship between the parties shall, whenever possible, be previously formalized through a non-disclosure agreement (NDA). Communication of Relevant Ownership and Shareholding 2.17. The ownership and any trading carried out with Securities issued by the Company must be reported to the Company, through the Chief Financial and Investor Relations Office via email (dri@sabesp.com.br), pursuant to articles 11 and 21 of CVM Resolution 44/2021, (i) by the Members of the Statutory Bodies, including information regarding Related Persons; and (ii) by the Company itself, as well as by its Subsidiaries and Affiliates. 2.18. The communication must also cover positions in Derivatives or any other Securities referenced to the Securities issued by the Company. 2.19. Members of the Statutory Bodies must inform the Company of any change in the list of their Related Persons within fifteen (15) days from the change. 2.20. Investors and Related Persons, acting in concert or representing the same interest, including Bound Persons, must report the attainment—whether resulting from an increase or decrease—of a shareholding equivalent to thresholds of five percent (5%), ten percent (10%), fifteen percent (15%), and so on, of a type or class of shares representing the Company's capital stock, and send the information through the Chief Financial and Investor Relations Office via email (dri@sabesp.com.br), in the form and time limits provided for in article 12 of CVM Resolution 44/2021. 2.21. The reporting obligation extends to all Securities issued by the Company or referenced thereto. Sabesp’s Securities Trading Guidelines 2.22. Pursuant to article 13 of CVM Resolution 44/2021, the use of Privileged Information not yet disclosed, by any person who had access to it, is prohibited for the purpose of Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp obtaining advantage, for themselves or for others, through the trading of Securities. 2.23. For the purposes of characterizing the illegality referred to in the item above, it is presumed that: a) the person who traded Securities possessing Privileged Information not yet disclosed made use of such information in said trading; b) the direct or indirect controlling shareholders, the Members of the Statutory Bodies, and the Company, in relation to trades involving their own issued Securities, have access to all Privileged Information not yet disclosed; c) the persons provided for in item (b) above, as well as Employees and those who have a commercial, professional, or trust relationship with the Company, upon having access to Privileged Information not yet disclosed, know that it is Privileged Information; d) the Member of the Statutory Bodies who leaves the Company possessing Privileged Information not yet disclosed makes use of such information if they trade Securities issued by the Company within 3 (three) months counted from their departure; e) information regarding incorporation, total or partial spin-off, merger, consolidation, conversion, or any form of corporate reorganization or business combination, change of control of the Company—including through the execution, amendment, or termination of a shareholders' agreement—decision to promote the cancellation of registration as a public company or change of the trading environment or segment of its issued shares, is material from the moment studies or analyses relating to the matter are initiated; and f) information regarding a request for judicial or extrajudicial reorganization and bankruptcy filed by the Company itself is material from the moment studies or analyses relating to such request are initiated. Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp 2.24. The presumptions, prohibitions, and reporting obligations established in this Policy apply to: (i) trades carried out within or outside regulated market environments, including private trades of Securities; (ii) trades carried out directly or indirectly, whether through Controlled companies or third parties with whom a fiduciary agreement or portfolio management contract is maintained; (iii) trades carried out for their own account or on behalf of third parties; and (iv) Securities Lending transactions (rental) involving the Company's issued Securities. 2.25. Additionally, Bound Persons are prohibited from trading Sabesp's Securities under the following conditions: a) pending the disclosure of Material Acts and Facts; b) in the event of knowledge of information regarding any other entity that may affect the quotation, prices, or volume of the Securities issued by the Company; c) in the event of determination of trading blackout periods, as established by the Chief Financial and Investor Relations Officer; and d) in the 15-day period prior to the official disclosure of quarterly accounting information and annual financial statements, pursuant to the Corporate Events Calendar. 2.26. The trading blackout period established by the Chief Financial and Investor Relations Officer shall only end after the filing of the information in the CVM/B3 electronic system. 2.27. The Chief Financial and Investor Relations Officer may establish additional blackout periods, even after the disclosure of the act or fact, when trading the shares may interfere with the conditions of the transaction subject to the Material Act or Fact to the detriment of the Company's shareholders or the Company itself, provided that, if this power is exercised, the start and end dates of the additional blackout period are expressly fixed. 2.28. The aforementioned prohibitions extend to persons who have departed from the Company before the disclosure of a material act or fact originated during their term of office. Such persons may not trade Securities issued by the Company from the date they became aware of the respective material act or fact until the earlier of: (i) the date of its disclosure to the market by the Company; or (ii) three (3) months after their departure. Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp Exceptions to Securities Trading Restrictions 2.29. The presumptions for characterizing illegality, provided for in item 2.23, do not apply to: (i) cases of acquisition, through private negotiation, of shares held in treasury stock, resulting from the exercise of a stock option under a stock option grant plan, or when it comes to the grant of shares to administrators, employees, or service providers as part of compensation, approved at a general meeting, or negotiations involving fixed-income Securities, in the manner provided for in article 13, paragraph 3, items I and II of CVM Resolution 44/2021; and (ii) subscriptions of new Securities issued by the Company, pursuant to article 13, paragraph 4 of CVM Resolution 44/2021. 2.30. The prohibitions provided for in items 2.25.(c) and 2.25.(d) do not apply to the negotiations and operations provided for in the exceptions described in the main section of article 14 of CVM Resolution No. 44/2021. 2.31. The trading restrictions provided for in this Policy do not apply to Persons Subject to the Policy when they carry out operations in accordance with the Individual Investment or Divestment Plan, pursuant to CVM Resolution 44/2021. Individual Investment or Divestment Plan 2.32. Pursuant to this Policy, the Individual Investment or Divestment Plans may allow the Persons Subject to the Policy to trade Sabesp’s Securities during blackout periods, provided that: a) it is formalized in writing before the Investor Relations Officer prior to carrying out any trades, and is subject to verification, including with regard to its institution and any changes to its content; b) it establishes, as an irrevocable and irreversible commitment, the dates and the values or quantities of the trades to be carried out by the participants; c) it provides for a minimum period of three (3) months for the Individual Investment or Divestment Plan itself, its eventual modifications, and cancellation to take effect, in accordance with the time limit established in the CVM regulation in force on the date of execution of the Individual Plan; d) there is no more than one Individual Investment or Divestment Plan simultaneously in effect for each Person Subject to the Policy; and Organizational Instrument Type: Institutional Policy Phase: In force Title: DISCLOSURE OF MATERIAL ACTS AND FACTS AND TRADING OF SECURITIES ISSUED BY SABESP Number and Version: PI0022 – V.8 Issuer Area: F Approved by: BOARD OF DIRECTORS Effective date of the 1st version: 06/11/2002 Effective date of this version: 01/16/2026 Related Areas (Coverage): AFFILIATES; SABESP;SUBSIDIARIES Proceedings: --- Companhia de Saneamento Básico do Estado de São Paulo – Sabesp e) no transactions are carried out that annul or mitigate the economic effects of the operations to be determined by the investment plan. 2.33. The Chief Financial and Investor Relations Officer shall evaluate the Individual Investment or Divestment Plans in view of the current regulation, and may refuse their filing at the Company if they are not in agreement with this Policy or the regulation in force. 2.34. The Board of Directors shall verify and monitor, at least every six months (semiannually), through a report from the Executive Board, the adherence of participants to the Individual Investment or Divestment Plans formalized by them and the trades carried out. Final Provisions 2.35. The violation of the provisions of this Policy and CVM Resolution 44/2021 constitutes a serious violation, for the purposes provided for in article 11, paragraph 3, Federal Law 6,385/1976. 2.36. The guidelines established in this Policy do not eliminate the liability, arising from legal and regulatory requirements, imputed to third parties—even if not directly linked to the Company—who have used Material Information not yet disclosed, for the purpose of obtaining an advantage for themselves or for others through the trading of Securities. 2.37. The Chief Financial and Investor Relations Officer is the officer responsible for the execution and monitoring of this Policy. 3. REFERENCES • Securities and Exchange Commission Resolution 44/2021 (“CVM Resolution 44/2021”); • Securities and Exchange Commission Resolution 80/2022 (“CVM Resolution 80/2022”); • Novo Mercado Rules; and • Bylaws. Exhibit Name: Exhibit Number Definitions 01 Linked to the Instrument: PI0022-v.8 – Disclosure of Material Acts and Facts and Trading of Securities Issued by Sabesp Companhia de Saneamento Básico do Estado de São Paulo – Sabesp Managers Officers and members of the Board of Directors of the Company. Relevant Act or Fact Any decision by the controlling shareholder (if any), resolution of the general meeting or the Company’s management bodies, or any other act or fact of a political-administrative, technical, business, or economic-financial nature occurred or related to its business that may significantly influence: (i) the quotation of the securities issued by the Company or referenced thereto; (ii) the decision of investors to buy, sell, or hold those securities; or (iii) the decision of investors to exercise any rights inherent to the condition of holder of securities issued by the Company or referenced thereto. An illustrative list of events that may be characterized as Material Information is provided in article 2 of CVM Resolution 44/2021. B3 B3 S.A. - Brasil Bolsa Balcão. Stock exchange B3, NYSE, and any other stock exchanges or organized trading markets in which the Company has Securities admitted for trading. Corporate Events Calendar Calendar disclosed on the CVM/B3 website and on the Investor Relations page (https://ri.sabesp.com.br/) with the official dates for the disclosure of annual financial statements (DFPs), quarterly information (ITRs), Annual Meeting of Shareholders (AGO), among other scheduled corporate events. Affiliates Companies in which Sabesp has significant influence, pursuant to paragraphs 1, 4, and 5 of article 243 of Federal Law 6,404/1976. Company or Sabesp Companhia de Saneamento Básico do Estado de São Paulo - Sabesp. Controlled Companies Companies that are directly or indirectly controlled by Sabesp, pursuant to paragraph 2 of article 243 of Federal Law 6,404/1976. CVM The Brazilian Securities and Exchange Commission (https://www.gov.br/cvm). Derivative Financial instrument that has as a reference or underlying object financial assets, indices, indicators, rates, merchandise, currencies, energy, transportation, commodities, or any other variable. Employee Any individual who provides services of a non-occasional nature to an employer, under the latter's dependence and for a salary, regardless of their office, function, or position held in the Company. Securities Lending (Rental) Transaction in which an investor (lender) lends to another investor (borrower), for a determined period, regardless of whether or not a fee is charged between them, a certain amount of Securities. Generally, the lender is a long-term investor who does not plan to sell such assets, at least during the contract term. The borrower, on the other hand, is an investor who needs the assets only for a short period, usually to enable a strategy or honor an investment already made. Federal Law 6,385/1976 Law No. 6,385, of December 7, 1976, as amended. Provides for the Securities Market and creates the Brazilian Securities and Exchange Commission. Federal Law 6,404/1976 Law No. 6,404, of December 15, 1976, as amended. Provides for Corporations. Members of the Statutory Bodies Members of the Board of Directors, Officers (Executive Board), members of the Audit Committee (sitting and alternates), Exhibit Name: Exhibit Number Definitions 01 Linked to the Instrument: PI0022-v.8 – Disclosure of Material Acts and Facts and Trading of Securities Issued by Sabesp Companhia de Saneamento Básico do Estado de São Paulo – Sabesp members of the Statutory Audit Committee, other statutory committees, and any other bodies with technical or advisory functions, created or to be created by Sabesp's statutory provisions. Statutory Body The Board of Directors, the Executive Board, the Audit Committee, the Statutory Audit Committee, other statutory committees, and any bodies with technical or advisory functions, created or to be created by Sabesp's statutory provisions. Persons Subject to the Policy As defined in item 2.1 of the Policy Novo Mercado Rules Regulation applicable to companies whose shares are admitted for trading in the special listing segment called Novo Mercado of B3. CVM Resolution 44/2021 CVM Resolution providing for the disclosure of information on material acts or facts, the trading of Securities pending undisclosed material acts or facts, and the disclosure of information on the trading of Securities. CVM Resolution 80/2022 CVM Resolution providing for the registration and the provision of periodic and occasional information by issuers of securities admitted for trading in regulated securities markets. Joinder Agreement Joinder Agreement to Sabesp’s Institutional Policy for Disclosure of Material Acts and Facts and Trading of Securities, to be signed by the persons listed in items (a) to (c) of item 2.1 of the Policy, in accordance with the template provided in Exhibit 2 of the Policy. Securities Any assets issued by the Company or referenced thereto, which, by legal definition, are considered securities, including shares, debentures, commercial notes, warrants, subscription receipts and rights, as well as any other security provided for in article 2 of Federal Law 6,385/1976, and also American Depositary Shares (ADSs), bonds, and other securities traded in international markets equivalent to the items mentioned in article 2 of Federal Law 6,385/1976. Exhibit Name: Exhibit Number Joinder Agreement 02 Linked to the Instrument: PI0022-V.8 - Disclosure of Material Acts and Facts and Trading of Securities Issued by Sabesp Companhia de Saneamento Básico do Estado de São Paulo – Sabesp JOINDER AGREEMENT To Sabesp’s Institutional Policy for Disclosure of Material Acts and Facts and Trading of Securities I, [name], registered with the Individual Taxpayer’s Register (CPF) under No. [...], residing at [Street, No., address line 2, City, State, Zip Code], in my capacity as [function or office], hereby declare that I have received a copy and am fully aware of the terms and conditions of the latest version of SABESP’s Institutional Policy for Disclosure of Material Acts and Facts and Trading of Securities - PI0022, approved at the Meeting of the Board of Directors of Companhia de Saneamento Básico do Estado de São Paulo - SABESP, arising from the compliance with CVM Resolution 44/2021. I hereby formalize my adherence to the aforementioned Policy, undertaking to comply with all its terms and conditions. I further declare that I am aware that any violation of the provisions of said Policy and of CVM Resolution 44/2021 constitutes a serious violation, for the purposes provided for in article 11, paragraph 3, of Federal Law No. 6,385/76. [city], [date] [name]